UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 1, 2021

Date of Report (Date of earliest event reported)

BurgerFi International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38417	82-2418815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 US Highway 1, North Palm Beach, FL	33408
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 844-5528

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BFI	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $11.50 per share	BFIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As used in this Current Report on Form 8-K, unless the context requires otherwise, the terms “the Company,” “BurgerFi,” “we,” “us” and “our” refer to BurgerFi International, Inc. and its subsidiaries.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)    On March 3, 2021, Burger Fi announced that Michael Rabinovitch joined the Company and effective April 1, 2021 (following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020), he will assume the position of Chief Financial Officer.

Mr. Rabinovitch, age 51 served as Senior Vice President and Chief Accounting Officer of Tech Data Corporation from March 2018 until September 2020. Prior thereto, Mr. Rabinovitch he was employed at Office Depot, where he served as Vice President of Finance, North America from January 2015 to 2017 and Senior Vice President, Finance and Chief Accounting Officer from March 2017 to February 2018. From 2005 through 2015 he served as Executive Vice President and Chief Financial Officer of Birks Group, a North American manufacturer and retailer of fine jewelry and luxury timepieces. Prior to joining Birks Group, Mr. Rabinovitch was Vice President of Finance of Claire’s Stores, Inc., a specialty retailer of fashion jewelry and accessories, from 1999 to 2005. Mr. Rabinovitch is a licensed certified public accountant (inactive) and a member of the American Institute of Certified Public Accountants.

The Company and Mr. Rabinovitch have entered into an “at will” employment agreement pursuant to which he will be paid an annual base salary of $240,000 (subject to annual review) and will be entitled to receive such performance bonuses as determined by the compensation committee of our board of directors in its sole discretion. Mr. Rabinovitch also received a restricted stock grant of 130,000 shares under our Omnibus Incentive Plan, which vests in four annual installments, subject to the Company meeting certain performance criteria and Mr. Rabinovitch continuing as an employee of the Company. In addition, Mr. Rabinovitch also received a second restricted stock grant of 100,000 shares under our Omnibus Incentive Plan, which vests in four annual installments, subject to the Company’s common stock trading at or above certain agreed upon thresholds and Mr. Rabinovitch continuing as an employee of the Company. A copy of Mr. Rabinovitch’s employment agreement with the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(b)    Effective March 3, 2021, Charles Guzetta, our President assumed a new position as Chief Development Officer of BurgerFi.

Item 7.01	Regulation FD Disclosure

On March 3, 2021, the Company issued a press release announcing that Michael Rabinovitch had joined the Company and would become its new Chief Financial Officer as of April 1, 2021, replacing Bryan McGuire, who resigned from that position effective March 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement between the Company and Michael Rabinovitch

99.1*	Press Release dated March 3, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2021

BURGERFI INTERNATIONAL, INC.

By:	/s/ Julio Ramirez
Julio Ramirez Chief Executive Office